Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Credit Facility Agreement

Contract No.: 2006013-1

0015203

Debtor: Beijing Haidian District Private-Funded New Oriental School (“Party A”)

Address: Haidian District Haidian Zhong Jie No. 6	Post Code: 100080

Organization Code: 0089426-1	Legal Representative: Yu Minhong

Tel: 62605000	Fax: 62605511

Bank Name: Bank of Beijing Co., Ltd. Haidian Road Sub-branch

Bank Account: 0517900120105008384

Creditor: Bank of Beijing Co., Ltd. Haidian Road Sub-branch (“Party B”)

Address: Beijing City Haidian District Zhong Guan Cun Da Jie No.22

Post Code: 100080

Organization Code: 00198972-8	Legal Representative: Zhang Zhiqi

Tel: 62628341	Fax: 62628345

In accordance with relevant laws and regulations, Party A and Party B agree to enter into this Agreement based on good faith doctrine and principle of equality and voluntariness.

Section One Definition and Explanation

Article	1 Unless otherwise set forth in this Agreement, the following terms in this Agreement are defined as:

1.1	Integrated Credit: means Party B provides Party A with a conditional undertaking for one or several kinds of credit support.

1.2	Specific Business: means the loan, bank acceptance of bill of exchange, trade financing and other specific credit support services provided by Party B to Party A, according to the Integrated Credit provided by Party B to Party A.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

1.3	General Credit Line: means the maximum aggregate principal amount of credit under various Specific Business which Party A is entitled to apply for during the valid period of Integrated Credit, according to the Integrated Credit granted to Party A by Party B.

1.4	Specific Credit Line: means the maximum principal of debt arising out of a Specific Business which Party A is entitled to apply for during the valid period of Integrated Credit under the General Credit Line.

1.5	Consumed Credit: means the sum of the outstanding balance of debt principal arising out of the Specific Businesses, under the Specific Credit Line during the valid period of Integrated Credit.

1.6	Standby General Credit Line: means the difference between the General Credit Line and the Consumed Credit.

1.7	Standby Credit: means the difference between the Specific Credit Line arising out of a Specific Business and Consumed Credit arising out of such Specific Business.

1.8	Specific Business Contract: means the relevant contracts, loan certificates, agreements or other legal documents entered into by the Parties in relation to the borrowings under the Specific Credit Line.

Section Two General Credit Line and Specific Credit Line

Article 2 The total amount of General Credit Line under this Agreement is Renminbi

[*]	(RMB [*]). Among such amount:

(1)	RMB: [*] ( ¥[*]);

(2)	Foreign Currency: / ( / , equivalent of US dollars).

Article 3 The Specific Credit arising out of each Specific Business under the General Credit Line:

(1)	General Loan: RMB [*];

Among such loan: loan of RMB is [*];

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Loan of foreign currency:     /    .

(2)	Discount of Bill: / ;

(3)	Bank Acceptance of Bill of Exchange: / ;

(4)	Letter of Credit: / ;

Among such L/C: Sight L/C:     /    ; Usance L/C:     /    .

(5)	Trade Financing: / ;

Among such financing: negotiate of import and export:   /    ;

export advance:     /    .

(6)	Guarantee (including letter of guarantee): / ;

(7)	Miscellaneous (with the name): / .

With the written consent of Party B, Party A may adjust among the aforesaid Specific Credit Line but may not adjust between credit in Renminbi and credit in foreign currencies.

Section Three Term of Credit

Article 4 The term of General Credit Line is two year, from February 5, 2006 to February 4, 2008.

Article 5 Party B is entitled to periodically inspect the usage of credit under this Agreement, and has the right to adjust the term of credit in the event of the conditions set forth in this Agreement.

Section Four Usage of Credit

Article 6 The scope of credit usage is limited to: supplement working capital.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Article 7 During the term of credit set forth in this Agreement, to the extent of the General Credit Line and Specific Credit Line, Party A may apply to Party B for using various Specific Credit Lines in whole or in part. Party B should work with Party A through relevant procedures after it confirms, after inspection, that such application conforms to this Agreement.

Article 8 If Party A applies to Party B for a loan, Party A and Party B do not need to enter into separate Loan Agreement. The amount, term, interest rate, type, purpose and other relevant details of every loan shall be determined by the loan certificate. With the consent of Party B, Party A may repay the loan in advance by sending written application for consent to Party B 30 days before such repayment and obtain consent from Party B. Party B is entitled to collect interests in accordance with terms and interest rate stipulated in the loan certificate.

If Party A applies to use Specific Credit Line other than the loans, Party A and Party B shall enter into separate contract, agreement or other legal documents for Specific Business.

Article 9 The Specific Business Contracts for Specific Businesses, loan certificates or agreements and other legal documents shall constitute an integral part of the Agreement, and have the same legal effect as this Agreement. If the legal documents for Specific Businesses differ from this Agreement, the legal documents for Specific Businesses such as Specific Business Contracts, loan receipts or agreements prevail.

Article 10 During the Term of Credit, the Consumed Credit shall not exceed the General Credit Line.

During the Term of Credit, Party A may recycle the Specific Credit Line, in other words, if the debt arising out of any Specific Business is repaid, the amount of Specific Credit Line occupied by such Specific Business can be used again for the same Specific Business.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Party A shall apply to use the Specific Credit Line within the Term of Credit, and Standby Credit will be automatically canceled on the expiry of Term of Credit.

Article 11 Each credit shall be advanced no later than the termination date of the Term of Credit, as adjusted, as applicable.

Section Five Fee Rate

Article 12 Party A and Party B agreed that the interest rate to be specified in each exchange rate, fee rate and other charges payable to Party B Specific Business under this Agreement, shall be decided in accordance with the benchmark interest rate of the same level loan from the People’s Bank of China, or as agreed upon by the Parties as they enter into the legal documents for Specific Business, reduced to contracts, loan certificates or agreements and other legal documents for every Specific Business among the Parties prevail.

Article 13 During the execution of this Agreement, if the People’s Bank of China adjusts the standard for the interest rate, fee rate and other relevant commitment fees, which will be applicable to this Agreement, Party B shall implement such adjustments in fees without notice to Party A, and such adjustments in fees will be not deemed as modifications to this Agreement.

Section Six Adjustment of Credit Lines

Article 14 During the execution of this Agreement, Party B is entitled to adjust or cancel Credit Lines in the event of one of the following occurrences:

14.1	Material adjustment of state relevant policies;

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

14.2	Material finance risk present or latent in the area where Party A is located;

14.3	Material market changes relevant to the business of Party A;

14.4	The business condition of Party A has severely deteriorated or is exposed to material business risk;

14.5	Material changes in the organization system of Party A;

14.6	Party A failed to use the Credit Lines according to the terms in the Specific Business Contracts, loan certificates or agreements and other relevant legal documents;

14.7	Party A breached the Specific Business Contracts, loan certificates or agreements and other relevant legal documents;

14.8	Party A fails to use the Credit Lines in accordance with this Agreement;

14.9	Party A breaches its warranty under this Agreement;

14.10	Party A loses its business reputation;

14.11	Party A transfers its assets, takes its capital away, escapes from its debt, and engages in other actions that cause damages to the rights of Party B;

14.12	The guarantor under this Agreement is apparently incapable to provide guarantees, the security provided is damaged or has apparently lost value;

14.13	The other events in which Party A is presently or potentially unable to repay the debt.

Section Seven Guarantee

Article 15 Party B and the Guarantor shall enter into the following No.1 guarantee agreement in order to realize the Creditor’s rights under this Agreement:

1.	No.0015203 Contract for Maximum Amount Guarantee Agreement;

2.	No. / Contract for Maximum Amount Mortgage Agreement;

3.	others / .

Article 16 Party B is entitled to request Party A for additional guarantee, if necessary, despite of the aforesaid guarantee under this Agreement. And Party A shall not refuse to provide such other guarantee because of the guarantee set forth in this Agreement.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Section Eight Party A’s Undertakings

Article 17 Party A undertakes that Party A will repay the debt in accordance with the Specific Business Contract, written paper of loan or agreements and other legal documents, and pay all the due fees on time.

Article 18 Party A shall use the Specific Credit Line according to the laws and regulations and this Agreement, Specific Business Contract, loan certificates or agreements and other legal documents, and shall accept the inspection of Party B at any time.

Article 19 Party A undertakes that during the Term of Credit, Party A shall send the authentic financial reports, and all the bank names, bank accounts, credit and debt balance, and other relevant financing materials promptly on the request of Party B.

Article 20 The daily balance of the RMB & foreign currency accounts, which Party A opened at Party B for clearing and settlement purposes, shall be not less than 15% of the sum of Consumed Credit.

Article 21 During the Term of Credit, Party A shall immediately send written notice to Party B in the case of any material events that impose risks to its ordinary business or material risk to Party B’s performance of its obligations.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Article 22 Party A shall send notice to Party B and obtain the written consent from Party B before engaging in mergers, split, acquisition, changing into corporation, sub-contracting, lease, asset transfer, co-operation, investment, application for suspension for internal rectification, application for dissolution, application for bankruptcy, and engaging in other actions which may result in the change of the rights or obligations under this Agreement or the rights of Party B. Otherwise, Party A shall not engage in such actions before repayment of all the debt to Party B.

Article 23 During the Term of Credit, Party A shall notice Party B within 3 working days, in the event of changing company name, legal address, legal representative or registered capital.

Article 24 If Party A intends to provide guarantee for any third party before full repayment of the debt to Party B, Party A shall send advance notice to Party B. Any such guarantee shall not impact Party A’s ability to repay its debt on time.

Section Nine Party B’s Undertakings

Article 25 Party B shall promptly accept, inspect and approve Party A’s application to use Specific Credit Line under this Agreement, and implement the Specific Business Contracts, loan certificates or agreements and other legal documents.

Article 26 Unless otherwise set forth in this Agreement, Party B does not have the discretion to adjust the Term of Credit and General Credit Line against Party A.

Section Ten Liabilities for Breach of Contract

Article 27 Upon the effectiveness of this Agreement, the Parties shall perform their obligations under this Agreement, Specific Business Contracts, loan certificates, agreements and other legal documents. Any party shall be liable for its non-performance or partial performance of its obligations under this Agreement or breach of its undertakings hereunder and compensate the other Party for any losses caused by such breach of contract.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Article 28 If Party A breaches this Agreement, Party B will be entitled to declare that this Agreement, Specific Business Contracts, loan certificates, agreements and other legal documents are mature before the expiry date, and will withdraw any accommodation funds under the Integrated Credit in advance. Party A shall indemnify Party B for any losses arising out of Party A’s breach of contract.

Article 29 If Party A fails to repay the principal of loans or other credit advance according to Specific Business Contracts, loan certificates or agreements and other legal documents under this Agreement, Party B will charge Party A fine or penalty interest at 0.2325% according to the amount of repayment overdue and the number of days. If Party A does not use the loan or any credit advance as agreed upon in this Agreement, Party B shall charge Party A fine or penalty interest at 0.31% according to the amount of misused capital and the number of days.

Article 30 Party B will charge Party A compound interest for unpaid interest payable according to the relevant regulations of the People’s Bank of China.

Article 31 Party B is entitled to directly deduct the payable principal, interest (including penalty interest and compound interest) and other payable fees for the Consumed Credit from any account opened by Party A in any and all operational organization of Party B.

Section Eleven Force Majeure

Article 32 If Party A is not able to perform its obligations under this Agreement due to a force majeure event, Party A shall notify Party B within 3 working days upon the occurrence of such event of Force Majeure and submit the written certification issued by local notarization authority with respect to the relevant force majeure event and agree with Party B on the amendment to this Agreement. Otherwise, Party B shall be entitled to cancel all Standby Credit and shall have the right to declare that the Consumed Credit is mature and thus request Party A to repay all debt in advance.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Section Twelve Dispute Resolution

Article 33 Any dispute arising in the course of performance of this Agreement shall firstly be negotiated by both parties. In the event that the negotiation fails to reach a solution, any party may submit such dispute to the People’s court where this Agreement is executed.

Section Thirteen Execution, Alternation and Termination of This Agreement

Article 34 This Agreement will be executed in accordance with the following two methods:

1. Execution on signature by the legal representatives/person-in-charge or authorized persons of both parties with company’s seal;

2. Coming into existence after signature by the legal representatives/person-in-charge or authorized persons of both parties with company’s seal, and become effective on the effective date of Guarantee Contract set forth in Section Seven under this Agreement.

Article 35 Unless otherwise set forth in this Agreement, any party shall not alternate or terminate this Agreement in advance after the execution of this Agreement. If necessary, both parties shall negotiate with each other and enter into the written agreement for any alteration or early termination.

Section Fourteen Appendices

Article 36 The Appendices of this Agreement include: N/A.

Exhibit 99.13

Credit Facility Agreement

English Translation for Reference Purpose Only

Article 37 The Appendices of this Agreement are integral part of this Agreement, and has the same legal effect as this Agreement.

Section Fifteen Miscellaneous

Article 38 Any notice in this Agreement shall be deemed delivered (1) if it is sent by telex and fax, when it is sent; (2) if it is sent by mail, 3 days after the mail has been sent.

Article 39 Other provisions as agreed by the Parties: N/A.

Article 40 Any matter not covered in this Agreement, both parties shall negotiate and enter into separate written agreement.

Article 41 This Agreement will be executed in three counterparts, and Party A, Party B and Guarantor will keep one counterpart, every counterpart has the same legal effect.

Article 42 This Agreement is entered into by the parties at Beijing Haidian District dated as of February 5, 2006.

Party A: Beijing Haidian District Private-Funded New Oriental School

Legal Representative (signature): /s/ Yu Minhong

(or authorized persons)

Party B: Bank of Beijing Co., Ltd. Haidian Road Sub-branch

Legal Representative (signature): /s/ Zhang Zhiqi

(or authorized persons)